Exhibit A

DATED 31 DECEMBER 2015 SHARE P U RCHASE AGREEMENT BETWE E N FIRMENT TRADING LIMITED OF NICOSIA, CYPRUS A N D FIRMENT TRADING LIMITED OF MAJ URO, MARSHALL ISLANDS

C ONTENTS CLAUSE -- - 2 - 1 . INTERPRETATION .• . . •••• . • • .. . . • . .. . . • • . . .• . •• • .••. • • • .••. . •••..• . . ••.• . . ••.• . •••.• . • • .. . . • • . . .. • ...• 3 2. SALE AND PURCHASE 4 3 . CONSI DERATION 5 4 . COMPLETION 5 5. WARRA N TIES 5 ANNOUNCEMENTS 7 6 . 7 . INDEMNITY 7 8 . FURTHER ASSURANCE 7 9. ASSIGNMENT 8 10. CONFIDENTIALITY .. •..•. . •• • •• ••.. • • . •... . . . • • .• . ... • ..• . ... • • . . ... • . . ... • •. . .. • ..• . . • ••• . • •.•• . • ••. 8 11. ENTIRE AGREEMENT 8 12. VARIATION AND WAIV E R 8 13. SEVERANCE 9 14. THIRD PARTY RIGHTS 9 15. COUNTERPARTS 9 16. GOVERNING LAW AND JURISDICTION 9

THIS AGREEMENT is dated 31 December 2015 PART I ES (1) FIRMENT TRADING LIMITED, a company duly incorporated in Cyprus, having its registered office at 1 , Kostaki Pantelidi Street, Kolokasides Building, 3 rd floor, PC 1 0 I 0 , Nicosia, Cyprus (the "Seller") ; and - 3 - (2) FIRMENT TRADING LIMITED, a company duly incorporated in the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands ( the "Buyer" ) . BACKGROUND The Seller has agreed to s ell and the Buyer has agreed to buy the Sale Shares subject to and on the terms and conditions of this agreement. AGREED TERMS 1 . I NTERPRETATION I . I The definitions and rules of interpretation in this clause apply in this agreement. Busine s s Day : a day ( other than a Saturday, Sunday or public holiday ) when banks in the City of London and in Zurich and in Cyprus are open for busines s . Company : GLOBUS MARITIME LIMITED, a company formed under the laws of Jersey and domesticated as a corporation into the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P . O . Box 1405 , Majuro, Marshall Islands MH 96960 with an issued and outstanding capital stock (as of the date hereof ) of 10 , 319 , 151 shares of common stock of a par value $ 0 . 004 per share, which are listed and traded on the Nasdaq Global Market (the "Common Shares " ) . Completion : completion of the transfer of the Sale Shares in accordance with clause 4 . Co m pletion Date : the date on which the securities brokers of the Seller and the Buyer inform that the respective stock brokera g e accounts are ready for the consummation of the transfer of the Sale Share s . Consideration : the consideration for the Sale Shares in accordance with clause 3 . Encumbrance : any interest or equity of any person ( including any right to acquire, option or right of pre - emption) or any mortgage, charge, pledge, lien,

a s signment, hypothecation, security, interes t , titl e , retention or any other security agreement or arrangement. Sale Shares: 4,724 , 475 Common Shares of the Company of a par value $0 . 004 per shar e . Warranties: the statements set out in clause 5. - 4 - I . 2 Clause and schedule headings do not affect the interpretation of this agreement. I . 3 A person includes a corporate or unincorporated body. 1.4 Words in the singular include the plural and in the plural include the singula r . 1 . 5 A reference to one gender includes a reference to the other gender. 1 . 6 A reference to a statute, statutory provision or any subordinate legislation made under a statute is to such statute, provision or subordinate legislation as amended or re - enacted from time to time whether before or after the date of this agreement and, in the case of a statute, includes any subordinate legislation made under that statute whether before or after the date of this agreement . 1.7 Writing or written includes faxes and e - mail. 1.8 Where the words includc(s), including or in particular are used in this agreement, they are deemed to have the words "without limitation" following them . 1 . 9 References to this agreement include this agreement as amended or varied in accordance with its terms. 2. SALE AND PURCHASE 2 . 1 The Seller hereby sells to the Buyer the Sale Shares with full title guarantee and free from all Encumbrances and the Buyer ( relying on the representations, warranties and undertakings contained in this agreement) hereby purchases the Sale Shares from the Seller with full title guarantee and free from all Encumbrances . 2 . 2 Title to and beneficial ownership of the Sale Shares shall pass a s of the date hereof to the Buyer together with all rights that attach (or may in the future attach ) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement . The S eller irrevocably waives any rights of pre - emption conferred on it by the articles of incorporation or the by - laws of the Company or otherwise over any of the Sale Shares . - 5 - 2.3 3 . CONSIDERATION 3.1 The consideration for the purchase of the S ale Shares by the Buyer shall be equal to the aggregate par value of the Sale Shares, i . e . eighteen thousand eight hundred ninety seven US Dollars and ninety cents ( $ 18 , 897 . 90 ), payable by the Buyer to the Seller in one lump sum . 3.2 The parties confirm and acknowledge that the Consideration 1s fair and reasonable. 3.3 The Consideration shall be paid by the Buyer to the Seller on the Completion Date, unless otherwise agreed by the parties. 4. COMP L ETION 4.1 Completion shall take place in Zurich, Switzerland on the Completion Date. 4 . 2 At Completion the Seller: (a) shall transfer or cause to be transferred the Sale Shares at a stock brokerage account designated by the Buyer ; (b) shall deliver or cause to be delivered a copy of the minutes of a meeting of the board of directors of the Seller authorising the execution by the Seller of this agreement and all other documents ancillary to it or the transactions contemplated in this agreement, and appointing the relevant signatory or signatories to execute this agreement and any such other documents on its behalf ; and (c) shall deliver such other documents as may be required to give a good title to the Sale Shares and to enable the Buyer to become holder of them . 5 . WARRANTIES 1. The Seller warrants and represents to the Buyer that each of the Warranties set out in this clause 5 is true and accurate and not misleading at the date of this agreement, namely that : (a) the Seller is the sole legal and beneficial owner of the Sale Shares;

(b) the Sale Shares are free from all Encumbrances and there is no agreement or commitment given to create an Encumbrance affecting the Sale Shares ; (c) the Seller has the knowledge, expertise and experience in financial matters in making the decision to sell the Sale Shares . Accordingly, the Seller ' s decision to sell the Sale Shares is made independently and the Seller has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors and without reliance and not upon any view expressed by the Buyer or any associated person, and the Seller has made the decision to sell the Sale Shares having examined such information as the Seller has deemed relevant and appropriat e . (d) the Seller is a company duly incorporated and organized under the laws of its country of incorporation or organization . - 6 - 5 . 2 The Buyer warrants and represents to the Seller that each of the Warranties set out in this clause 5 . 2 is true and accurate and not misleading at the date of this agreement, namely that : ( a ) the Buyer has the knowledge, expertise and experience in financial matters to evaluate the risks of investing in the Common Shares of the Compan y , is aware of the risks inherent in investing in the Common Shares, and the Buyer can bear the lo s s of any and/or its entire investment in the Sale Shares . ( b ) The Buyer's decision to purcha s e the Sale Shares is made independently and the Buyer has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advi s ors and without reliance and not upon any view expressed by the Seller, the beneficial owner or any associated person, and the Buyer has made the decision to purchase the Sale Shares having examined such information relating to the Sale Shares and the Company as the Buyer has deemed relevant and appropriate . 5 . 3 The parties further represent and warrant to each other that: ( a ) the S eller has not at any point or in any respect recommended investing in Common Shares of the Company nor provided any advice to the Buyer in relation to the Company, the Sale Shares, or this agreement ; (b) the Buyer has not at any point or in any respect induced the Seller to sell Common Shares of the Company nor provided any advice to the Seller in relation to the Company, the Sale Shares, or this agreement ; ( c ) the Buyer and the Seller are sophisticated investors and have sufficient knowledge and expertise to evaluate the merits and risks of the sale and purchase of the Sale Shares and accordingl y ;

(d) the Seller is not liable in any way whatsoever to the Buyer for any loss resulting from the decision by the Buyer to purchase the Sale Shares . ( e ) the Buyer is not liable in any way whatsoever to the Seller for any lo s s resulting from the decision by the Seller to sell the Sale Shares . ( t ) this agreement has been duly authorized, executed and delivered, and constitutes legal, valid and binding obligation of each party whether acting for itself as principal or as agent . ( g ) each party hereto has all requisite power and authority to enter into this agreement and to transfer or purchase, as the case may be, the Sale Shares . - 7 - 6. ANNOUNCEMENTS 6 . 1 Subject to clause 6 . 2 , no announcement, circular or communication (each an " Announcement " ) concerning the existence or content of this agreement shall be made by either party without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed) . 6 . 2 Clause 6 . 1 does not apply to any Announcement if, and to the extent that, it is required to be made by the rules of any stock exchange or any governmental, regulatory or supervi s ory body or court of competent jurisdiction to which the party making the Announcement is subject ( including US securities laws and regulations), whether or not any of the same has the force oflaw, provided that any Announcement shall, so far as is practicable, be made after consultation with the other party and after taking into account its reasonable requirements regarding the content, timing and manner of despatch of the Announcement in question . 7. I NDEM N I TY The Seller agrees to indemnify and hold hannles s the Buyer against all claims made against the Sale Shares existing on the Completion Date arising out of any act, omi s sion, or transaction of the Seller or the Company that occurred or was entered into prior to the Completion Date or any state or fact existing prior to such date . 8. FURTHER ASSURA N CE Each party shall ( at its own expense) promptly execute and deliver all such documents, and do all such things, or procure the execution of documents and doing of such things as are required to give full effect to this agreement and the transaction intended to be effected pursuant to it .

9 . - 8 - ASSIGNMENT Neither party may assign or transfer any of its rights, benefits or obligations under this agreement . Each party confirms that it is acting on its own behalf and on no - one else ' s . 1 0. CONFIDENTIALITY 1 0.1 The Seller and the Buyer shall at all times respect and protect the confidentiality of the information relating to the s ale and purchase of the Sale Shares and this agreement except pursuant to any right or obligation to or by which the Seller or the Buyer ( as the ca s e may be) may be entitled or bound to disclose information under compulsion of law ( including US securiti e s laws and regulations ) or pursuant to the requirements of competent regulatory authoritie s . 10.2 Nothing in this agreement shall prevent the disclosure of information by either party to its auditors, legal advisers or other professional advisers in the proper performance of their duties . 11. ENTIRE AGREEMENT This agreement constitutes the entire agreement and understanding of the parties and supe r sedes any previous ar r angements, understanding or agreement between the parties relating to the subject matter of this agreement . Save as expressly provided, and to the maximum extent they may be excluded by contract . this agreement excludes any warranty, covenant, condition or undertaking which may be implied by law . 12. VARIATION AN D WAIVER 1 2.1 Any variation of this agreement must be in writing and signed by or on behalf of the partie s . 1 2 . 2 Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addre s sed and to the circumstances for which it is given . 12.3 No failure to exerci s e or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy nor shall it prevent any future exercise or enforcement thereof .

1 2.4 - 9 - No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy or other rights or remedies . 1 3. SEVERANCE 13.1 If any provision of this agreement (or part of a provision ) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability but the other provisions shall remain in force . 13.2 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable . 14. THIRD PARTY RIGHTS No term of this agreement shall be enforceable under the Contracts ( Rights of Third Parties) Act 1999 by a person who is not a party to this agreement, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act . 15. C OUNTERPARTS This agreement may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this agreement but all the counterparts shall together constitute the same agreement . 1 6. GOVERN I NG LAW AND JUR I SDICTION 16. I This agreement and any disputes or claims arising out of or in connection with its subject matter or formation ( including non - contractual disputes or claims) are governed by and construed in accordance with the laws of England and Wales . 16 . 2 The parties irrevocably agree that the courts of England and Wales have non exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation ( including non - contractual disputes or claims) . This agreement has been entered into on the date stated at the beginning of it.

IN WITNESS whereof the parties hereto have caused this agreement to be duly executed as a deed the day and year first above written. For and on behalf of FIRMENT TRADING LIMITED of Nicosia, Cyprus By Savvas Polydorou in the presence of Name: Nikol Skoufidou Address: 17, Ifigeneias Street, 2007 Strovolos, Nicosia, Cyprus Af - o CS ) Signature For and on behalf of FIRMENT TRADING LIMITED of Maju ro, Marshall Islands By Philippos Philippou ) ) ) ) ) ? - · - ' in the presence of Name: Andrea Georgiou Addre s s: 17, Ifigeneias Street, 2007 Strovolos, Nicosia, Cyprus ) ) ) ) Signature t;. j J)V ) - 10 -